UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 8, 2015

Commission file number: 001-14330

POLYMER GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	57-1003983
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

9335 Harris Corners Parkway, Suite 300 Charlotte, North Carolina 28269	(704) 697-5100
(Address of principal executive offices)	(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On May 8, 2015 (the “Redemption Date”), Polymer Group, Inc. (the “Company”) redeemed $200.0 million of the outstanding principal amount of its 7.75% Senior Secured Notes due 2019 (the “Redeemed Notes”) using a portion of the net proceeds from the incremental term loan amendment and limited waiver to its existing senior secured credit agreement, dated as of December 19, 2013, among the Company, its parent entity, the lenders from time to time party thereto and Citicorp North America, Inc. as administrative agent. The Redeemed Notes were redeemed at a redemption price of 103.875% of the principal amount thereof, plus accrued and unpaid interest on the Redeemed Notes to, but excluding, the Redemption Date.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 11, 2015

POLYMER GROUP, INC.

By:	/s/ Dennis E. Norman
Name:	Dennis E. Norman
Title:	Executive Vice President, Chief Financial Officer and Treasurer